EXHIBIT 99.1

INTERNET COMMERCE C O R P O R A T I O N Ticker (NASDAQ): ICCA Current Price: $2.25 (10/14/05) Shares Outstanding: 19.4 million Market Cap: $43.65 million Clearly, The Better Alternative

Internet Commerce Corporation The trusted provider of sound, proven and easy-to-use solutions that facilitate transactions for companies of all sizes, in all industries, and with all levels of technical sophistication.

Internet Commerce Corporation Public company founded in 1995 Traded on the NASDAQ under the ticker symbol ICCA Pioneer in the use of the Internet for B2B e-commerce solutions Headquartered in Norcross, Georgia Development Laboratories in New York and Georgia Support Centers in New York and Georgia Data Centers in New York and Georgia Sales and professional services offices around the U.S. Customer-centric focus on clients in a variety of industries Establishing long-term relationships Adding value to ever-evolving supply chain structures Offering migration paths for business model evolutions

Internet Commerce Corporation Facilitating transactions for over 3,500 clients Apparel Consumer packaged goods Financial Grocery Media Pharmaceutical Publishing Retail Third-party logistics Transportation

Internet Commerce Corporation Network Services Value Added Network (ICC.NETTM) Extended Service Capabilities Packaged Software Performance EDI Order Manager Retail Product Manager Hosted Applications Custom Forms Order Management Services Sell-thru Analysis and Reporting Managed Services EDI Infrastructure & Process Outsourcing EC Service Center Trading Partner Enablement & Management Professional Services E-Commerce Consulting Mapping Solutions Global Data Synchronization Deploying a wide-array of solutions for business, regardless of size or sophistication:

Global Marketplace Sources: Gartner Group Forrester Dataquest 2003 2004 2005 2006 2007 1.99 2.2 2.35 2.47 2.68 By 2007, Internet-enabled EDI will account for 45.9% of all EDI commerce.

Recent Accomplishments Major staff realignment, including restructure of senior management team Jettisoned non-performing education business unit Raised $5 million in PIPE transaction Acquired Electronic Commerce Systems Implemented a more robust sales coverage model Hired Chief Financial Officer Relocated corporate headquarters from NYC to Norcross, Georgia Hired accounting, human resources and administrative staffs Acquired the Inovis Managed EC business unit

Financial Summary Increased revenue by $5 million Reported the first positive GAAP earnings in ICC's history Reduced GAAP loss by an estimated $4.3 million (E) = Estimate

Financial History 2001 2002 2003 2004 2005 Revenue 10 11 12 12 16.7 Income/(Loss) -31 -7 -7 -4 2

Projected Fiscal 2006 Projected Fiscal 2006 P = projected

Opportunities Organic growth with the 2,100+ acquired customers Large retail hub Business Partner expansion Traditional Partners Microsoft Business Partners Emerging international markets New industry initiatives Strategic acquisitions